EXHIBIT 5.1

May 25, 2012

Stepp Law Corporation
15707 Rockfield Blvd.
Suite 101
Irvine, California 92618
Telephone: 949.660.9700
Facsimile: 949.660.9010

Lisboa Leisure, Inc.
H 16/B, Adsulim
Benaulim, Goa, India 403716

Attention: Maria Fernandes

     Re:   Lisboa Leisure, Inc., a Nevada corporation

Dear Ms. Fernandes:

     Lisboa Leisure, Inc., a Nevada corporation (the "Company"), has asked us to provide our opinion regarding the legality of the sale of 1,600,000 shares of the Company's $.001 par value common stock in connection with the registration of those shares pursuant to the Securities Act of 1933 (the "Securities Act") for sale by the Company (the "Registered Shares"), as described below. A registration statement on Form S-1 has been prepared by the Company and will be filed with the Securities and Exchange Commission (the "Commission") (the "Registration Statement"). A copy of this letter shall be filed with the Registration Statement. The Registered Shares are to be offered for sale to the public by the Company, without the use of any underwriters and at a fixed price.

     In connection with rendering the opinion specified in this letter, we have examined copies of the Registration Statement and all exhibits thereto. Additionally, as for certain factual matters only, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) records of the Company with respect to the issuance of the Registered Shares, and (iii) such other information relating to the Company as we deemed necessary or appropriate for purposes of the opinion specified in this letter. For purposes of providing that opinion, we have made such additional investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary, and we have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the

Company as to matters of fact of which the makers of such certificates or the persons providing such other information had knowledge and information made available by public officials.

     Furthermore, for purposes of providing that opinion, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are accurate and complete, and all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based on the foregoing, it is our opinion that (i) the Registered Shares have been duly and validly authorized for issuance and (ii) at such time as the Registration Statement is declared effective by the Commission and the Registered Shares sold pursuant to the provisions of the Registration Statement, the Registered Shares will be validly issued, fully paid, and non-assessable.

     We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, other than this letter. The opinion specified in this letter is expressly limited to the matters specified in this letter, and we furnish no opinion, express or implied, as to any other matter relating to the Company or its securities. Accordingly, no provision of this letter is intended to, nor shall any such provision, be construed as an opinion concerning any matter not specified in this letter.

     We consent to the (i) use of this letter as an exhibit to the Registration Statement, (ii) disclosure in the prospectus portion of the Registration Statement of the opinion specified in this letter, and (iii) use of our name in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act, or the rules and regulations of the Commission.

     The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each jurisdiction outside the United States in which the Registered Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

     Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW CORPORATION


/s/ Thomas E. Stepp, Jr.
---------------------------------------
By: Thomas E. Stepp, Jr.

                                       2